Conference Call DuPont First Quarter 2016 Earnings April 26, 2016

1 Regulation G The attached charts include company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Filings and Reports – Reconciliations and Other Data. Reconciliations of non-GAAP measures to GAAP are also included with this presentation. Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology and, in general, for products for the agriculture industry; outcome of significant litigation and environmental matters, including realization of associated indemnification assets, if any; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could affect demand as well as availability of products for the agriculture industry; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses; and risks related to the agreement entered on December 11, 2015, with The Dow Chemical Company pursuant to which the companies have agreed to effect an all-stock merger of equals, including the completion of the proposed transaction on anticipated terms and timing, the ability to fully and timely realize the expected benefits of the proposed transaction and risks related to the intended business separations contemplated to occur after the completion of the proposed transaction. Important risk factors relating to the proposed transaction and intended business separations include, but are not limited to, (i) the completion of the proposed

2 to the proposed transaction and intended business separations include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Dow and DuPont to integrate the business successfully and to achieve anticipated synergies, risks and costs and pursuit and/or implementation of the potential separations, including anticipated timing, any changes to the configuration of businesses included in the potential separation if implemented, (iii) the intended separation of the agriculture, material science and specialty products businesses of the combined company post-mergers in one or more tax efficient transactions on anticipated terms and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances, disruptions in the financial markets or other potential barriers, (iv) potential litigation relating to the proposed transaction that could be instituted against Dow, DuPont or their respective directors, (v) the risk that disruptions from the proposed transaction will harm Dow’s or DuPont’s business, including current plans and operations, (vi) the ability of Dow or DuPont to retain and hire key personnel, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (viii) uncertainty as to the long-term value of DowDuPont common stock, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments, (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Dow’s and/or DuPont’s financial performance, (xii) certain restrictions during the pendency of the merger that may impact Dow’s or DuPont’s ability to pursue certain business opportunities or strategic transactions and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/prospectus included in the preliminary registration statement on Form S-4 filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors presented in the preliminary registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Dow nor DuPont assumes any obligation to publicly provide revisions or updates to any forward-looking statements regarding the proposed transaction and intended business separations, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. The company undertakes no duty to publicly revise or update any forward-looking statements as a result of future developments, or new information or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Developing Markets Total developing markets is comprised of Developing Asia, Developing Europe, Middle East & Africa, and Latin America. A detailed list of all developing countries is available on the Earnings News Release link on the Investor Center website at www.dupont.com.

1Q 2016 Financial Results $ in millions, except EPS 3 1Q16 vs. 1Q15 EPS Operating earnings* $1.26 0% Operating earnings, ex currency* $1.36 8% GAAP earnings $1.39 25% Segment Operating Earnings* $1,717 (5%) 1Q16 vs. 1Q15 Consolidated Net Sales $7,405 (6%) Currency Impact (4%) Portfolio - Local Price & Product Mix - Volume (2%) * See appendix for reconciliations of non-GAAP measures

1Q 2016 Operating EPS* Variance 4 * See appendix for details of significant items and reconciliation of non-GAAP measures  Corporate and interest expense, net contributed $0.05 per share in the quarter primarily due to cost savings  Lower average shares outstanding were a $0.05 per share benefit in the quarter primarily due to the $2 billion share repurchase program in 2015.  Net after-tax exchange gains (losses) added $0.02 per share to the quarter.  A higher tax rate as a result of a shift in the geographic mix of earnings negatively impacted results by $0.04 per share.  Segment results declined $0.08 per share, including a $0.10 per share negative impact from currency. Key Factors $0.05 $0.02 ($0.08) $0.05 ($0.04) 1Q15 Corp Exp & Interest Lower Shares EG&L Tax Rate Segment Results 1Q16 Operating EPS* $1.26 Operating EPS* $1.26 Currency ($0.10)

1Q 2016 Segment Operating Earnings* Variance ($ in millions)



$18
$9
$9
($20)
($28)
($37)
($44)
$1,810
Segment Operating Earnings*
$1,717
Segment Operating Earnings*
1Q15
N&H
IB
PS
E&C
Other
Ag
PM
1Q16

Key Factors

- Nutrition & Health increased on broad-based volume growth in probiotics, cultures, ingredient systems, texturants, and specialty proteins and cost savings partially offset by a negative currency impact.
- Industrial Biosciences growth reflected pricing gains on new product introductions in bioactives, increased demand for biomaterials, and the absence of a prior year one-time cost in CleanTech, partially offset by a negative currency impact.
- Protection Solutions results increased on lower costs and improved plant utilization at the Chambers Works facility, partially offset by lower volumes and a negative currency impact.
- Electronics & Communications operating earnings declined as cost savings and increased demand in Tedlar® film were more than offset by competitive pressures in Solamet® paste, lower demand in consumer electronics and a $16 million litigation expense.
- Other reflects increased costs associated with discontinued businesses and lower earnings in consulting solutions.
- Increases in local price and product mix and cost savings in Agriculture were more than offset by the negative impact of currency, lower volumes and about a $40 million negative impact from the LaPorte shutdown primarily due to lost sales and inventory write-offs.
- In Performance Materials, lower costs and increased demand in Asia Pacific automotive markets were more than offset by lower demand for ethylene and ethylene-based products, lower local price, and negative currency impact.

* See appendix for details of significant items and reconciliation of non-GAAP measures

5

Balance Sheet and Cash March 31, 2016 6 Free Cash Flow • Reflects normal seasonal cash outflow • Year over year improvement of ~$500 million  Absence of Chemours net cash outflow of ~$200 million  Lower working capital and capex spend Balance Sheet • $5.0 billion in net debt** • Increase since year end due to normal seasonal working capital requirements Expected Uses of Cash for 2016 • $1.3 billion for normal dividends • Capex spend est. $1.1 billion for FY 2016 • $2 billion share repurchase program (2nd half 2016 as trading window opens) -3.0 -2.0 -1.0 0.0 2015 2016 $ B il li o n s 0 4 8 12 16 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 $ B ill io n s Gross Debt Cash Net Debt** Free Cash Flow* Cash and Debt * Free Cash Flow is cash used for operating activities of ($1,844MM) and ($2,123MM) less purchases of plant, property and equipment of $357MM and $565MM for the year ended March 31, 2016, and 2015, respectively. ** See appendix for reconciliation of non-GAAP measures.

Revised Full-Year 2016 Expectations and Outlook 7 • Net sales expected to be down low-single-digits versus prior year due to impact of currency and continued challenges in agriculture; excluding currency, sales about even with prior year • Global industrial production slowing in key markets • Pioneer’s transition in southern U.S. expected to shift sales into first quarter 2017 • Operating EPS* Outlook $3.05 - $3.20 per share • Includes estimated currency headwind of $0.20 per share • Includes estimated tax headwind of $0.10 per share • Includes expected benefit from cost reductions of $0.64 per share from 2016 Global Cost Savings and Restructuring Program • Base tax rate ~24% • Unfavorable versus prior year due to anticipated geographic mix of earnings • Capital Expenditures ~$1.1 billion • Items excluded from Operating Earnings*: • Estimated non-operating pension expense ~$0.24 per share • Estimated transaction costs of ~$0.40 per share for merger of equals with Dow * See appendix for reconciliation of Non-GAAP measures

2013 Highlights Other Highlights 8 • 2016 Global Cost Savings and Restructuring Plan to generate $1.0B in cost savings on a run-rate basis by yearend 2016, which represents about $730 million in cost reductions in 2016 versus prior year - In the first quarter 2016, operating costs1 declined by approximately $135 million, 7 percent versus prior year - Selling, general & administrative costs, on an operating earnings1 basis, declined approximately $110 million, 9 percent versus prior year - Corporate expenses, on an operating earnings1 basis, declined 44 percent versus prior year • Announced second-quarter 2016 dividend of $0.38 per share 1Operating costs defined as other operating charges, selling, general & administrative, and research & development costs, excluding significant items and non-operating pension/OPEB costs. See appendix for reconciliation of non-GAAP measures.

Nutrition & Health 9 1Q14 1Q15 1Q16 0% 3% 6% 9% 12% 20 40 60 80 100 120 M a rg in $ i n M il li o n s 1Q Comments • Sales – 1 percent lower as 3 percent higher volumes were more than offset by a 4 percent negative currency impact • Continued broad-based volume growth in probiotics, cultures, ingredient systems, texturants, and specialty proteins • Operating Earnings – Increased $18 million, or 21 percent, as volume growth and cost savings more than offset a $3 million negative currency impact • Excluding the impact of currency, operating earnings increased by 24 percent • Continued improvement in operating margin (+ 240 basis points); 11 consecutive quarters of year-over-year improvement 2Q & FY Outlook • Market conditions to remain challenging especially in Latin America and Middle East • 2Q: Sales – Expected to be about flat with continued strength in probiotics and cultures offset by the negative impact of currency • Operating Earnings – Expected to be up in the low-twenty percent range driven by margin enhancement and cost savings • Full Year: Sales – Expected to be about flat with continued strength in probiotics and cultures offset by the negative impact of currency • Operating Earnings – Expected to be up in the low-twenty percent range as mix enrichment and cost savings more than offset the negative impact of currency; continuing margin expansion 1Q Operating Earnings 1Q Sales Vol 3%, Local Price 0%, Currency -4%, Port./Other 0% 700 750 800 850 1Q15 Volume Local Price 1Q16 (ex-curr & portf.) Curr. Portf./ Other 1Q16 $ in M ill io n s 813 801

Industrial Biosciences 10 1Q14 1Q15 1Q16 14.0% 15.0% 16.0% 17.0% 18.0% 19.0% 0 20 40 60 80 M a rg in $ in M ill io n s 1Q Comments • Sales – Up 1 percent, reflecting pricing and volume gains in enzymes and biomaterials that were offset by the negative currency impact and declines in CleanTech offerings • New product introductions in bioactives and increased demand for biomaterials drove the price and volume gains. CleanTech sales declined on weak demand from sulfuric acid producers. • Operating Earnings – Increased 17 percent due to pricing gains on new products, volume growth and the absence of a prior year one- time cost, partly offset by currency. Operating margins expanded 250 basis points. Excluding a $1 million negative currency impact, operating earnings increased by 19 percent. 2Q & FY Outlook • 2Q: Sales: About flat due to volume and pricing growth in bioactives offset by CleanTech declines • Operating Earnings – Expected to be up by mid-teens percent due to mix enrichment and cost savings • Full Year: Sales – Expected to be flat on stronger volume in bioactives, pricing and portfolio offset by CleanTech declines and currency; bioactives volumes expected to benefit from new product introductions • Operating Earnings – Expected to be up low-teens percent due to mix enrichment and cost savings Note: DuPont Sustainable Solutions, previously reported within the company’s Safety & Protection segment (now Protection Solutions), was comprised of two business units: clean technologies (CleanTech) and consulting solutions. Effective January 1, 2016, the clean technologies business unit became part of Industrial Biosciences and the consulting business unit became part of Other. 1Q Operating Earnings 1Q Sales Vol 1%, Local Price 2%, Currency -3%, Port./Other 1% 275 300 325 350 375 1Q15 Volume Local Price 1Q16 (ex-curr & portf.) Curr. Portf./ Other 1Q16 $ in M ill io n s 350 352

Protection Solutions 11 1Q14 1Q15 1Q16 0% 5% 10% 15% 20% 25% 0 50 100 150 200 M a rg in $ in M ill io n s 1Q Comments • Sales – Declined 8 percent, driven primarily by volume weakness and currency • Demand from the oil and gas industry and the military remained soft, impacting sales of Nomex® thermal-resistant fiber and Kevlar® high- strength materials. Lower demand for Tyvek® from industrial markets also affected sales growth. Sales in surfaces were even with prior year. • Operating Earnings – Rose 5 percent, reflecting lower costs and improved plant utilization at the Chambers Works facility, partly offset by lower volumes and a $6 million negative currency impact. Operating margin expanded by 300 bps. Excluding the impact of currency, operating earnings increased by 9 percent. 2Q & FY Outlook • 2Q: Sales – Volume contraction (driven by continued weakness in oil and gas and military tenders) and pressure from pricing are expected to result in sales declines in the low-single digits percent • Operating Earnings – Down low-single digits percent as cost savings are expected to be more than offset by lower volumes • Full Year: Sales – Expected to be even with last year due to volume growth offset by price and currency • Operating Earnings – Up high-single digits percent. Lower costs anticipated to drive operating margin expansion 1Q Operating Earnings 1Q Sales Vol -5%, Local Price -1%, Currency -2%, Port./Other 0% Note: DuPont Sustainable Solutions, previously reported within the company’s Safety & Protection segment (now Protection Solutions), was comprised of two business units: clean technologies (CleanTech) and consulting solutions. Effective January 1, 2016, the clean technologies business unit became part of Industrial Biosciences and the consulting business unit became part of Other. 600 650 700 750 800 1Q15 Volume Local Price 1Q16 (ex-curr & portf.) Curr. Portf./ Other 1Q16 (ex-curr & portf.) 790 729 $ in M ill io n s

Electronics & Communications 12 1Q14 1Q15 1Q16 0% 5% 10% 15% 20% 0 25 50 75 100 M a rg in $ in M ill io n s 1Q Comments • Sales – Down 13 percent as volume growth in Tedlar® film in photovoltaics was more than offset by the impact of competitive pressures on sales of Solamet® paste, lower demand in consumer electronics, lower metals pricing and the negative impact of currency • Solamet® paste volumes grew sequentially in 1Q following the launch of PV19B late last year • Operating Earnings – Decreased 25 percent to $59 million as cost savings were more than offset by lower sales and a $16 million litigation expense 2Q & FY Outlook • Expect PV market demand to remain strong with a modest 2H recovery in consumer electronics markets • Continued improvement in Solamet® paste expected • New Solamet® paste product expected to launch mid-year • 2Q: Sales – Expected to be down mid-single digits percent from lower year-over-year Solamet® paste sales and soft consumer electronics demand • Operating Earnings – Expected to be up high-single digits percent as cost savings more than offset lower sales • Full Year: Sales - Expected to be down low-single digits percent • Operating Earnings – Expected to be up low-teens percent with 2H sales improvement and cost savings 1Q Operating Earnings 1Q Sales Vol -9%, Local Price -3%, Currency -1%, Port./Other 0% 400 425 450 475 500 525 1Q15 Volume Local Price 1Q16 (ex-curr & portf.) Curr. Portf./ Other 1Q16 $ i n M il li o n s 517 452

Agriculture

Pioneer, Crop Protection

1Q Sales

Vol -1%, Local Price 2%, Currency -5%, Port./Other 0%



$ in Millions
4,000
3,800
3,600
3,400
3,200
3,000
3,937
3,786
1Q15
Volume
Local Price
1Q16 (ex-curr & portf.)
Curr.
Portf./ Other
1Q16 (ex-curr & portf.)

1Q Operating Earnings



$ in Millions
1,500
1,000
500
0
1Q14
1Q15
1Q16
40.0%
35.0%
30.0%
25.0%
20.0%
Margin

1Q Comments

- Continued weakness in agricultural markets and strong currency headwinds
- Sales – 4 percent lower as 2 percent higher local price and product mix were more than offset by a 5 percent negative currency impact and 1 percent lower volumes
- Net local prices were higher from pricing actions to mitigate currency impacts in Europe and Brazil and new product mix in North America corn seed
- Increased corn seed volumes in North America due to higher expected acreage and in Brazil from higher Safrinha season sales, and higher sunflower volumes were more than offset by lower insecticide volumes, including the impact of the LaPorte shutdown, and lower soybean seed volumes
- Operating Earnings – 3 percent lower as local price increases and cost savings were more than offset by an $83 million negative currency impact, lower volumes and about a $40 million negative impact from the LaPorte shutdown primarily due to lost sales and inventory write-offs
- Excluding the impact of currency, operating earnings would have increased by 4 percent

2Q & FY Outlook

- Expect continued weakness in the agriculture sector; Currency impact moderating in 2H
- Planned rapid introduction of Leptra® corn hybrids for Brazil summer season; Crop protection portfolio growing in Asia with the Zorvec™ launch and growth in Cyazypyr® and Rynaxypyr®
- **2Q:** Sales – Expected to be down low-single digits percent as currency remains a headwind. Volume gains in corn seed and in crop protection are offset by lower soybean seed sales
- Operating Earnings – Expected to be about flat as cost savings are offset by the negative impact of currency
- **Full Year:** Sales – Expect to be down low-single digits percent as local price and product mix gains are more than offset by the negative impact of currency; Higher corn seed volumes offset by lower insecticide and soybean seed volumes
- Operating Earnings – Expected to be up mid-single digits percent as cost savings and local price and product mix gains more than offset the negative impact of currency; up low-teens percent excluding currency

13

Performance Materials

1Q Sales

Vol -3%, Local Price -5%, Currency -2%, Port./Other 0%



$ in Millions
1400
1300
1200
1100
1,381
1,249
1Q15
Volume
Local Price
1Q16 (ex-curr & portf.)
Curr.
Portf./ Other
1Q16

1Q Operating Earnings



$ in Millions
320
240
160
80
0
30%
24%
18%
12%
6%
0%
Margin
1Q14
1Q15
1Q16

1Q Comments

- Sales – Down 10 percent on lower local price, volume and negative currency impact; currency reduced sales by 2 percent
- Price was down 5 percent, driven by lower ethylene prices as average spot prices were down approximately 50 percent year over year and competitive pressure in commoditized product lines
- Increased demand in Asia Pacific automotive markets, primarily China, was more than offset by lower volumes in ethylene and ethylene-based products
- Operating Earnings – Down 14 percent as lower costs and improved automotive demand in Asia Pacific were more than offset by lower demand for ethylene and ethylene-based products, lower local price, and $19 million of negative currency impact. Excluding the impact of currency, operating earnings decreased 8 percent.

2Q & FY Outlook

- **2Q:** Sales – Expected to be about flat as continued improvement in global automotive market demand and increased ethylene volume due to a prior year unplanned outage will be offset by lower local price
- Operating Earnings – Expected to be about flat with prior year as volume growth will be offset by lower local price and the negative impact of currency
- **Full Year:** Sales – Expected to be about flat as volume growth will be offset by lower local price
- Operating Earnings – Expected to be down mid-single digits as volume growth will be more than offset by lower local price and negative currency impact

14

APPENDIX 1: FIRST QUARTER 2016 SEGMENT COMMENTARY This data should be read in conjunction with the Company’s first quarter earnings news release dated April 26, 2016, DuPont’s 1Q 2016 Earnings Conference Call presentation materials and reconciliations of non-GAAP to GAAP measures included in the presentation materials and posted on the DuPont Investor Center website at www.dupont.com. 4/25/2016 15

. Segment Commentary First Quarter Earnings 2016 16 Nutrition & Health In Nutrition & Health, the business continued to deliver strong results, despite headwinds from currency. Sales were 1 percent lower as broad-based volume growth of 3 percent -- led by probiotics, cultures, texturants and ingredient systems, and specialty proteins -- was more than offset by a 4 percent negative impact from currency. Growth in probiotics was 30 percent as our productivity efforts have freed up capacity to enable growth. Volume was also strong in developing markets, despite economic challenges, including continued double-digit growth in China. Operating earnings increased $18 million, or 21 percent, as volume growth and costs savings more than offset a $3 million negative currency impact. Excluding the impact of currency, operating earnings increased by 24 percent. The business delivered 240 basis points of operating margin improvement and has grown operating margins year-over-year for eleven consecutive quarters. Looking to the outlook for the remainder of 2016, market conditions are expected to remain challenging, particularly in Latin America and the Middle East. In the second quarter, we expect sales to be about flat with continued strength in probiotics and cultures offset by the negative impact of currency. Operating earnings are expected to be up in the low-twenty percent range benefitting from mix enrichment and cost savings. For the full year, we expect sales to be about flat with continued strength in probiotics and cultures offset by the negative impact of currency. Operating earnings are expected to be up in the low-twenty percent range, with continued operating margin expansion, as mix enrichment and cost savings more than offset the negative impact of currency.

Segment Commentary First Quarter Earnings 2016 17 Industrial Biosciences* In Industrial Biosciences, first-quarter sales increased modestly, up about 1 percent. Gains driven by price and volume were nearly offset by pressure from currency and declines in CleanTech offerings. New product launches in animal nutrition and in household and personal care products enabled volume growth as well as pricing improvements. Growth in food sales included higher penetration in U.S. bakery, while growth in biomaterials reflected net gains in Sorona®. In animal nutrition, carbohydrase, Betaine and Phytase contributed to volume growth. Declines in CleanTech reflected weakness in aftermarket volume and contract cancellations or delays due to weaker demand from sulfuric acid producers. Looking at sales results by region, the United States was the strongest, including gains in home and personal care as well as bakery, while Europe declined due to weakness in CleanTech and currency. Operating earnings of $63 million increased 17 percent ($9 million) in the quarter, due to value-in-use pricing on new products in bioactives and increased demand for biomaterials. We also benefited from comparisons with a one-time cost in the prior year in Clean Tech. Our operating margins improved 250 basis points year over year. Excluding a $1 million negative impact of currency, operating earnings increased by 19 percent. Turning to the second quarter, we anticipate sales to be about flat as volume and pricing growth in bioactives is offset by lower demand for CleanTech offerings. We expect second-quarter operating earnings to rise versus the prior year’s quarter by the mid teens percent, as we capture benefits from mix enrichment and cost savings. * On 1/1/2016, the clean technologies business unit within DuPont Protection Solutions became part of Industrial Biosciences. Reclassification of prior year data has been made to reflect the current year classification.

Segment Commentary First Quarter Earnings 2016 18 Industrial Biosciences (continued) As for the full-year outlook, we project 2016 sales to be about flat. Volume improvement, pricing, the impact of new product introductions in bioactives (including increased market penetration in animal nutrition and home and personal care) and portfolio will be offset by lower demand for CleanTech offerings and currency. We anticipate that operating earnings year-over-year will rise by the low-teens percent, led by mix enrichment and cost savings.

Segment Commentary First Quarter Earnings 2016 19 Protection Solutions* Sales of $729 million in the first quarter declined 8 percent on a 5 percent negative impact of volume, a 2 percent negative impact of currency and a 1-percent negative impact from price. Demand from the oil and gas industry and the military remained soft, which lowered sales of Nomex® thermal-resistant fiber and Kevlar® high-strength materials. Lower industrial demand impacted Tyvek® materials sales for the quarter. Sales in surfaces were even with prior year. Results in all regions were fairly consistent with the overall year-over-year trend. First-quarter operating earnings of $176 million increased 5 percent ($9 million), including a $6 million negative impact from currency. Benefits from lower costs and improved plant utilization at the Chamber Works facility were partly offset by pressure from volume declines and currency. Operating earnings margin expanded by 300 basis points. Excluding the impact of currency, operating earnings increased by 9 percent. Turning to 2016, in the second quarter, sales are expected to be down by the low single digit percent. We anticipate volume declines (reflecting continued weakness in oil and gas and delays in military tenders) and pressure from pricing. We anticipate that our operating earnings will be down low-single-digit percent, as cost savings will be more than offset by the impact of lower volume. Looking ahead to full-year 2016, we project sales even with last year with volume growth equally offset by price and currency pressures. Operating earnings are anticipated to grow by the high-single digits percent, primarily due to lower costs, leading to operating margin expansion for the year. * DuPont Sustainable Solutions, previously within this segment, was comprised of two business units: clean technologies and consulting solutions. On 1/1/2016, the clean technologies business unit became part of Industrial Biosciences, and consulting solutions became part of Other. Reclassification of prior-year data has been made to reflect the current-year classification.

Segment Commentary First Quarter Earnings 2016 20 Electronics & Communications In Electronics & Communications, first quarter sales were down 13 percent as volume growth in Tedlar® film in photovoltaics was more than offset by the impact of competitive pressures on sales of Solamet® paste, lower demand in consumer electronics, lower metals pricing and the negative impact of currency. Operating earnings of $59 million decreased 25 percent, as cost savings were more than offset by lower sales and a $16 million litigation expense. Looking to the outlook for the remainder of 2016, we expect a modest second half recovery in consumer electronics markets. The photovoltaic market is anticipated to remain strong with module installations forecasted to increase mid-teens percent for the full year. Solamet® paste volumes grew sequentially in the first quarter following the launch of PV19B late last year and we expect continued improvement the remainder of the year, with a new paste product expected to launch mid-year. For the second quarter we expect sales to be down mid-single digits percent from lower year-over- year Solamet® paste sales and soft consumer electronics demand. Operating earnings are anticipated to be up high-single digits percent as cost savings more than offset lower sales. Full year 2016 sales are expected to be down low-single digits percent with second half growth in photovoltaics and consumer electronics which will mostly offset first half declines. Operating earnings are anticipated to be up low-teens percent due second half sales improvement and cost savings.

Segment Commentary First Quarter Earnings 2016 21 Agriculture In Agriculture, the first quarter is primarily driven by the completion of the Safrinha corn season in Brazil and the beginning of the season in the northern hemisphere, with the cutoff between March and April falling at a critical time for shipping products to our customers. Agriculture markets are playing out about as expected, with farmers facing challenging economic conditions and seed and crop protection suppliers having abundant inventories globally. We are not seeing anything significantly different in market conditions from what we provided earlier this year. First quarter Agriculture segment sales were $3.8 billion, down 4 percent, as 2 percent higher local price and product mix were offset by a 5 percent negative impact from currency and 1 percent lower volumes. Seed sales were up 1 percent and crop protection sales were down 18 percent versus last year. Operating earnings were 3 percent lower as local price and product mix increases and cost savings were more than offset by an $83 million negative currency impact, lower volumes and about a $40 million negative impact from the LaPorte shutdown primarily due to lost sales and inventory write-offs. Excluding currency, operating earnings increased by 4 percent. Our results demonstrated strong execution in the first quarter in challenging market conditions. First quarter results were better than we anticipated when we provided guidance in January, primarily due to higher corn area in North America, earlier timing of shipments to customers consistent with the strong start we had in the fourth quarter of 2015, and stronger sunflower sales in Europe based on the performance of our newest products. Currency, while still a significant headwind compared to last year, was also a little better than we anticipated.

Segment Commentary First Quarter Earnings 2016 22 Agriculture (continued) We were able to deliver 2 percent higher prices across the segment in this highly competitive market environment. In seeds, a stronger mix of Pioneer’s newest corn hybrids resulted in higher net corn price globally and importantly in North America. In crop protection, we took decisive actions to mitigate a stronger U.S. dollar in Latin America and Eastern Europe, and, in fact, local pricing fully offset the impact of currency in Latin America. Corn seed volumes were higher than the prior year from increased sales in North America where our order book and the recent USDA report indicate higher expected corn acres this year, and in Brazil’s Safrinha season. Farmer economics for corn, while tight, generally are more favorable than for soybeans in North America. Increases in corn and sunflower volume were more than offset by lower insecticide sales in Latin America and to third parties, including the impact from the shutdown of the LaPorte manufacturing facility, and from lower soybean seed volumes. Most of the decline in insecticide volumes can be tied to low pest pressure, high industry inventories and the impact of insect protected soybean varieties in Brazil. Turning to our pipeline, as planned, we made our first sales of Zorvec™ for disease control in Korea, Australia and China in the first quarter. We expect Zorvec™ to be very competitive in the $2 billion market for blight and downy mildew control offering potato, grape and vegetable growers consistent, long-lasting control with a favorable environmental profile. We successfully launched Leptra® corn hybrids in Brazil in the Safrinha season and initial indications of performance are good. Leptra®’s strong value proposition is also allowing us to recapture price. Strong customer interest and an aggressive

Segment Commentary First Quarter Earnings 2016 23 Agriculture (continued) seed production plan have us well-positioned to ramp-up Leptra® to as much as a third of our volume in the upcoming summer season, in one of the fastest technology introductions in Pioneer history. In North America soybeans, we are currently introducing varieties with Roundup Ready 2 Xtend™ technology in a limited launch. While we didn’t plan for large volumes, this will allow our sales reps and customers to test the performance of these soybeans as we prepare for a full launch in 2017, pending regulatory approvals. Lastly, we recently announced our intention to commercialize our first corn hybrids, developed through the application of CRISPR-Cas advanced breeding technology, within five years. While this is a first step, our initial CRISPR-Cas offering allows us to lay a solid foundation for success for future products developed with this important innovation in plant breeding. We now anticipate results for the year to be a little stronger than what we shared with you in January, primarily due to the recent weakening of the dollar against many global currencies, including the Real, and from higher corn planted area. This will be partially offset by the shift of a portion of our fourth quarter 2016 seed sales to first quarter 2017. This is the result of enhancements we are making to our Pioneer business as we transition to an agency-based route-to-market in the southern U.S., working with retail agents, similar to the advantaged approach we take in the Midwest. Additionally, we will have some unplanned costs from the write-off and disposal of in-process inventory and to dismantle the facility as a result of our recent decision regarding the LaPorte insecticide unit. For the second quarter we expect sales to be down low-single digits percent as currency remains a headwind. Seasonal timing benefits realized through March from a strong start are expected to be offset

Segment Commentary First Quarter Earnings 2016 24 Agriculture (continued) in the second quarter. Volume gains in corn seed and in crop protection are expected to be offset by lower sales of soybean seed in the second quarter. Operating earnings are anticipated to be about flat as cost savings are offset by the negative impact of currency. For the full year we expect sales to be down low-single digits percent as local price and product mix gains are more than offset by the negative impact of currency. Higher corn seed volumes are expected to be offset by lower insecticide and soybean seed volumes. Operating earnings are anticipated to be up mid- single digits percent as cost savings and local price gains more than offset the negative impact of currency leading to improved operating margins. Excluding the impact of currency, we would expect operating earnings to be up low-teens percent. Roundup® and Xtend™ are registered trademarks of Monsanto Technology LLC used under license. Dicamba herbicide is not currently approved for commercial in-crop use with soybeans with the Roundup Ready 2 Xtend™ technology and nothing herein is a promotion or an offer to sell dicamba herbicide for this use. It is a violation of federal law to promote or offer to sell unregistered pesticides or a registered pesticide for an unregistered use.

Segment Commentary First Quarter Earnings 2016 25 Performance Materials Sales of $1.2 billion declined 10 percent on lower local price, volume and the negative impact of currency. Price was down 5 percent in the quarter, driven by lower ethylene prices as average spot prices were down approximately 50 percent year over year and competitive pressure in commoditized products. Currency lowered sales by 2 percent. Segment volume decreased 3 percent as increased demand in Asia Pacific automotive markets, primarily China, was more than offset by lower volumes in ethylene and ethylene-based products. According to IHS, global automotive market demand rose about 1 percent in the first quarter, primarily driven by growth in North America, China, and Europe. IHS is forecasting year-over-year growth of 3 percent in 2016, with 4 percent growth in the second quarter versus prior year. Operating earnings were down 14 percent as lower costs and increased demand in Asia Pacific automotive markets, were more than offset by lower demand for ethylene and ethylene-based products, lower local price, and a $19 million negative impact from currency. Excluding the impact of currency, operating earnings decreased by 8 percent. For the second quarter, we anticipate sales and operating earnings will be about even with the prior year, as volume growth will be offset by the negative impact of currency and lower local pricing.

Segment Commentary First Quarter Earnings 2016 26 Performance Materials (continued) For the full year of 2016, we anticipate sales to be about flat and operating earnings down in the mid- single digits percent range as volume growth will be more than offset by lower local price and the negative impact of currency. 2015 operating earnings included $49 million of benefits from a joint venture, the sale of a business and realization of tax benefits associated with a manufacturing site.

INDEX PAGE SELECTED OPERATING RESULTS 28 SELECTED INCOME STATEMENT DATA 29 SEGMENT NET SALES 30 SEGMENT OPERATING EARNINGS 31 SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME; DEPRECIATION AND AMORTIZATION BY SEGMENT 32 RECONCILIATION OF NON-GAAP MEASURES 33-37 RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE 38 Note: Management believes that an analysis of operating earnings (as defined on page 28), a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND NON-GAAP RECONCILIATIONS (UNAUDITED) March 31, 2016 DuPont Sustainable Solutions, previously within the company's Safety & Protection segment (now Protection Solutions) was comprised of two business units: clean technologies and consulting solutions. Effective January 1, 2016, the clean technologies business is reported in the Industrial Biosciences segment and the consulting solutions business unit is reported within Other. Reclassifications of prior year data have been made to conform to current year classifications.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED OPERATING RESULTS (UNAUDITED)
(dollars in millions)

	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
INCOME STATEMENT DATA																		
Consolidated Net Sales	7,405	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	6,119	6,000	8,060	8,819	27,610	25,883
Operating Earnings After Income Taxes, Attributable to DuPont (1) (Non-GAAP)	1,109	2,503	239	117	994	1,153	3,110	519	361	907	1,323	2,926	392	249	1,003	1,282	2,238	2,210
Significant Items - After-tax	160	(348)	(411)	88	32	(57)	112	79	(9)	44	(2)	(377)	(292)	(27)	(78)	20	(657)	(238)
Non-Operating Pension & OPEB Costs - After-tax (2)	(46)	(266)	(56)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)	(356)	(80)	(94)	(84)	(98)	(437)	(355)
Income from Continuing Operations After Income Taxes Attributable to DuPont	1,223	1,889	(228)	131	969	1,017	3,135	577	330	929	1,299	2,193	20	128	841	1,204	1,144	1,617
Depreciation	238	978	248	241	245	244	1,006	248	247	261	250	1,027	258	254	253	262	1,065	941
STATEMENT OF CASH FLOW DATA (3)																		
Cash Provided by (Used for) Operating Activities	(1,844)	2,316	4,161	200	78	(2,123)	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,152
Capital Expenditures (4)	358	1,705	355	362	378	610	2,062	714	544	462	342	1,940	674	478	449	339	1,890	1,910

(1) Operating earnings are defined as earnings from continuing operations (GAAP) excluding "significant items" and "non-operating pension and other post-employment benefit (OPEB) costs".

(2) First quarter 2015 includes the impact of an after-tax exchange loss on non-operating pension of $23.

(3) Data is on a total company basis.

(4) Includes purchases of property, plant and equipment and investment in affiliates.

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 28 4/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED INCOME STATEMENT DATA
OPERATING EARNINGS (UNAUDITED)
(dollars in millions, except per share)

	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Consolidated Net Sales	7,405	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	6,119	6,000	8,060	8,819	27,610	25,883
Segment Operating Earnings	1,717	4,243	553	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	716	603	1,581	2,006	4,389	4,175
Adjusted EBIT (Operating Earnings) (1) (2)	1,504	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	441	332	1,425	1,821	3,311	3,122
Adjusted EBITDA (Operating Earnings) (1) (2)	1,864	5,095	675	576	1,667	2,177	5,965	1,122	1,064	1,663	2,116	5,360	766	646	1,763	2,185	4,680	4,308
Operating Earnings Before Income Taxes (1)	1,418	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	333	227	1,314	1,710	2,871	2,714
Operating Earnings Per Share (1) (3)	1.26	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	0.42	0.26	1.08	1.37	2.36	2.34

(1) See Reconciliation of Non-GAAP Measures.

(2) Adjusted EBIT from operating earnings is operating earnings (as defined on page 28) before income taxes, net income attributable to noncontrolling interests and interest expense. Adjusted EBITDA from operating earnings is adjusted EBIT from operating earnings before depreciation and amortization of intangible assets.

(3) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 29 4/26/2016

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 30 4/26/2016 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES Year Year Year Year Year 1Q16 2015 4Q15 3Q15 2Q15 1Q15 2014 4Q14 3Q14 2Q14 1Q14 2013 4Q13 3Q13 2Q13 1Q13 2012 2011 Agriculture 3,786 9,798 1,550 1,093 3,218 3,937 11,296 1,732 1,563 3,610 4,391 11,728 1,804 1,630 3,629 4,665 10,421 9,165 Electronics & Communications 452 2,070 493 532 528 517 2,381 571 620 613 577 2,534 639 635 648 612 2,684 3,154 Industrial Biosciences 352 1,478 397 374 357 350 1,624 418 407 404 395 1,631 424 410 416 381 1,604 1,074 Nutrition & Health 801 3,256 807 810 826 813 3,529 843 899 926 861 3,473 872 868 865 868 3,422 2,460 Performance Materials 1,249 5,305 1,284 1,302 1,338 1,381 6,059 1,441 1,531 1,567 1,520 6,166 1,505 1,580 1,599 1,482 6,095 6,445 Protection Solutions 729 3,039 720 723 806 790 3,304 784 834 885 801 3,229 807 820 841 761 3,122 3,295 Other 36 184 48 39 48 49 213 60 51 53 49 237 68 57 62 50 262 290 CONSOLIDATED NET SALES 7,405 25,130 5,299 4,873 7,121 7,837 28,406 5,849 5,905 8,058 8,594 28,998 6,119 6,000 8,060 8,819 27,610 25,883 SEGMENT NET SALES SEGMENT NET SALES (UNAUDITED) (dollars in millions)

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

OPERATING EARNINGS (UNAUDITED)

(dollars in millions)

SEGMENT OPERATING EARNINGS	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	1,101	1,646	(54)	(210)	772	1,138	2,352	134	(56)	835	1,439	2,480	90	(56)	937	1,509	2,129	1,776
Electronics & Communications	59	359	87	104	89	79	336	92	90	84	70	314	90	92	90	42	237	420
Industrial Biosciences	63	243	78	61	50	54	269	69	58	71	71	232	61	58	61	52	228	130
Nutrition & Health	104	373	85	102	100	86	369	79	99	103	88	286	79	76	59	72	305	201
Performance Materials	273	1,216	281	317	301	317	1,267	326	366	293	282	1,249	287	357	322	283	1,140	945
Protection Solutions	176	641	147	146	181	167	672	169	174	181	148	553	161	141	137	114	475	532
Other	(59)	(235)	(71)	(87)	(46)	(31)	(233)	(81)	(45)	(51)	(56)	(208)	(52)	(65)	(25)	(66)	(125)	171
TOTAL SEGMENT OPERATING EARNINGS	1,717	4,243	553	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	716	603	1,581	2,006	4,389	4,175
Corporate Expenses	(86)	(573)	(160)	(111)	(148)	(154)	(677)	(134)	(167)	(174)	(202)	(773)	(206)	(164)	(198)	(205)	(842)	(801)
Interest Expense	(92)	(322)	(82)	(82)	(74)	(84)	(377)	(87)	(93)	(94)	(103)	(448)	(108)	(108)	(115)	(117)	(464)	(447)
OPERATING EARNINGS BEFORE INCOME TAXES AND EXCHANGE (LOSSES) GAINS (Non-GAAP)	1,539	3,348	311	240	1,225	1,572	3,978	567	426	1,248	1,737	3,685	402	331	1,268	1,684	3,083	2,927
Provision For Income Taxes on Operating Earnings, Excluding Taxes on Exchange (Losses) Gains	(371)	(712)	(7)	(91)	(268)	(346)	(692)	(13)	(56)	(279)	(344)	(680)	24	(36)	(290)	(378)	(685)	(544)
Net After-tax Exchange (Losses) Gains [(1)]	(53)	(127)	(68)	(32)	42	(69)	(166)	(35)	(8)	(59)	(64)	(66)	(34)	(43)	29	(18)	(136)	(134)
Less: Net Income Attr. to Noncontrolling Interests	6	6	(3)	-	5	4	10	-	1	3	6	13	-	3	4	6	24	39
OPERATING EARNINGS (Non-GAAP)	1,109	2,503	239	117	994	1,153	3,110	519	361	907	1,323	2,926	392	249	1,003	1,282	2,238	2,210
Net Income Attributable to Noncontrolling Interests	6	6	(3)	-	5	4	10	-	1	3	6	13	-	3	4	6	24	39
Non-Operating Pension & OPEB Costs - After-tax [(1)]	(46)	(266)	(56)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)	(356)	(80)	(94)	(84)	(98)	(437)	(355)
Significant Items - After-tax	160	(348)	(411)	88	32	(57)	112	79	(9)	44	(2)	(377)	(292)	(27)	(78)	20	(657)	(238)
INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES	1,229	1,895	(231)	131	974	1,021	3,145	577	331	932	1,305	2,206	20	131	845	1,210	1,168	1,656

(1) In the first quarter 2015, the impact of an after-tax exchange loss on non-operating pension of $23 is excluded from Net After-tax Exchange Losses and is included within Non-Operating Pension & OPEB Costs-After tax above.

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 31 4/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME (UNAUDITED)
(dollars in millions)

SEGMENT PRETAX IMPACT OF SIGNIFICANT ITEMS	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	(73)	148	(30)	147	(4)	35	316	363	-	(47)	-	(351)	(196)	(40)	(80)	(35)	(469)	(225)
Electronics & Communications	7	(78)	(89)	-	11	-	(84)	(16)	-	(68)	-	(131)	(131)	-	-	-	(37)	-
Industrial Biosciences	1	(61)	(60)	-	(1)	-	(20)	(16)	-	(4)	-	(1)	(1)	-	-	-	(10)	(79)
Nutrition & Health	1	(50)	(46)	-	(4)	-	(15)	(7)	-	(8)	-	6	6	-	-	-	(49)	(126)
Performance Materials	(4)	(62)	(60)	-	(2)	-	292	(70)	-	362	-	(16)	(16)	-	-	-	(104)	47
Protection Solutions	3	105	(8)	-	113	-	(45)	(17)	-	(28)	-	6	6	-	-	-	(51)	-
Other	(3)	(40)	-	-	(3)	(37)	(10)	(7)	-	(3)	-	1	1	-	-	-	(137)	-
TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX	(68)	(38)	(293)	147	110	(2)	434	230	-	204	-	(486)	(331)	(40)	(80)	(35)	(857)	(383)

DEPRECIATION AND AMORTIZATION BY SEGMENT
(dollars in millions)

DEPRECIATION AND AMORTIZATION	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	145	453	79	74	139	161	436	97	78	121	140	358	79	72	95	112	337	295
Electronics & Communications	22	100	30	23	24	23	97	23	25	23	26	105	25	27	27	26	113	99
Industrial Biosciences	26	101	25	26	24	26	102	25	26	26	25	98	26	23	24	25	106	74
Nutrition & Health	58	236	58	58	58	62	264	64	66	68	66	271	67	66	66	72	288	207
Performance Materials	31	125	33	30	31	31	139	33	35	35	36	162	41	40	40	41	171	188
Protection Solutions	38	156	38	40	39	39	168	41	41	43	43	178	47	44	43	44	166	143
Other	3	6	2	-	3	1	8	1	2	2	3	9	2	1	5	1	10	9
TOTAL DEPRECIATION AND AMORTIZATION BY SEGMENT	323	1,177	265	251	318	343	1,214	284	273	318	339	1,181	287	273	300	321	1,191	1,015

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 32 4/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions, except per share)

RECONCILIATION OF DILUTED EPS (1)	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Operating EPS (Non-GAAP)	1.26	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	0.42	0.26	1.08	1.37	2.36	2.34
Non-Operating Pension & OPEB Costs (2)	(0.05)	(0.29)	(0.06)	(0.09)	(0.07)	(0.09)	(0.09)	(0.03)	(0.02)	(0.03)	(0.03)	(0.38)	(0.09)	(0.10)	(0.10)	(0.11)	(0.46)	(0.38)
Significant Items	0.18	(0.39)	(0.47)	0.10	0.04	(0.06)	0.12	0.09	(0.01)	0.05	-	(0.40)	(0.31)	(0.03)	(0.08)	0.02	(0.70)	(0.25)
GAAP EPS from continuing operations	1.39	2.09	(0.26)	0.14	1.06	1.11	3.39	0.63	0.36	1.00	1.39	2.34	0.02	0.13	0.90	1.28	1.20	1.71

RECONCILIATION OF ADJUSTED EBIT / ADJUSTED EBITDA TO CONSOLIDATED INCOME STATEMENTS	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Income From Continuing Operations Before Income Taxes (GAAP)	1,635	2,591	(421)	227	1,234	1,551	4,313	824	634	1,245	1,610	2,566	(109)	47	1,099	1,529	1,290	1,715
Add: Significant Items - Pretax - (Benefit) / Charge	(291)	453	622	(138)	(85)	54	(209)	(137)	10	(85)	3	485	319	40	91	35	930	467
Add: Non-Operating Pension & OPEB Costs - Pretax (2)	74	397	86	115	87	109	128	32	32	32	32	533	123	140	124	146	651	532
Operating Earnings Before Income Taxes (Non-GAAP)	1,418	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	333	227	1,314	1,710	2,871	2,714
Less: Net Income Attributable to Noncontrolling Interests	6	6	(3)	-	5	4	10	-	1	3	6	13	-	3	4	6	24	39
Add: Interest Expense	92	322	82	82	74	84	377	87	93	94	103	448	108	108	115	117	464	447
Adjusted EBIT (Operating Earnings) (Non-GAAP)	1,504	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	441	332	1,425	1,821	3,311	3,122
Add: Depreciation and Amortization	360	1,338	303	290	362	383	1,366	316	296	380	374	1,341	325	314	338	364	1,369	1,186
Adjusted EBITDA (Operating Earnings) (Non-GAAP)	1,864	5,095	675	576	1,667	2,177	5,965	1,122	1,064	1,663	2,116	5,360	766	646	1,763	2,185	4,680	4,308

(1) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.
(2) First quarter 2015 includes the impact of an exchange loss on non-operating pension of $23.

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 33 4/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

CALCULATION OF NET DEBT

	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12	Dec-11
Cash and Cash Equivalents	4,166	5,300	3,324	4,746	3,622	6,910	3,982	4,174	3,782	8,941	7,005	6,685	6,555	4,284	3,586
Marketable Securities	623	906	406	556	125	124	566	173	67	145	184	211	26	123	433
Total Cash	4,789	6,206	3,730	5,302	3,747	7,034	4,548	4,347	3,849	9,086	7,189	6,896	6,581	4,407	4,019
Short-Term Borrowings and Capital Lease Obligations	1,625	1,165	1,781	647	1,621	1,422	3,889	2,506	2,019	1,721	4,204	3,315	2,006	1,275	817
Long-Term Borrowings and Capital Lease Obligations	8,126	7,642	8,155	12,088	8,727	9,233	9,241	9,251	9,259	10,699	10,755	10,765	11,279	10,429	11,691
Total Debt	9,751	8,807	9,936	12,735	10,348	10,655	13,130	11,757	11,278	12,420	14,959	14,080	13,285	11,704	12,508
Net Debt (Non-GAAP)	4,962	2,601	6,206	7,433	6,601	3,621	8,582	7,410	7,429	3,334	7,770	7,184	6,704	7,297	8,489

CALCULATION OF FREE CASH FLOW[1]

	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Cash Provided by (Used for) Operating Activities	(1,844)	2,316	4,161	200	78	(2,123)	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,152
Less: Purchases of Property, Plant and Equipment	357	1,629	338	353	373	565	2,020	709	530	461	320	1,882	659	466	436	321	1,793	1,843
Free Cash Flow	(2,201)	687	3,823	(153)	(295)	(2,688)	1,692	4,805	(261)	(111)	(2,741)	1,297	4,853	(168)	(400)	(2,988)	3,056	3,309

(1) Data is on a total company basis.

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 34 4/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

SEGMENT OPERATING EARNINGS MARGIN % (Segment Operating Earnings / Segment Net Sales) (1)	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	29.1%	16.8%	-3.5%	-19.2%	24.0%	28.9%	20.8%	7.7%	-3.6%	23.1%	32.8%	21.1%	5.0%	-3.4%	25.8%	32.3%	20.4%	19.4%
Electronics & Communications	13.1%	17.3%	17.6%	19.5%	16.9%	15.3%	14.1%	16.1%	14.5%	13.7%	12.1%	12.4%	14.1%	14.5%	13.9%	6.9%	8.8%	13.3%
Industrial Biosciences	17.9%	16.4%	19.6%	16.3%	14.0%	15.4%	16.6%	16.5%	14.3%	17.6%	18.0%	14.2%	14.4%	14.1%	14.7%	13.6%	14.2%	12.1%
Nutrition & Health	13.0%	11.5%	10.5%	12.6%	12.1%	10.6%	10.5%	9.4%	11.0%	11.1%	10.2%	8.2%	9.1%	8.8%	6.8%	8.3%	8.9%	8.2%
Performance Materials	21.9%	22.9%	21.9%	24.3%	22.5%	23.0%	20.9%	22.6%	23.9%	18.7%	18.6%	20.3%	19.1%	22.6%	20.1%	19.1%	18.7%	14.7%
Protection Solutions	24.1%	21.1%	20.4%	20.2%	22.5%	21.1%	20.3%	21.6%	20.9%	20.5%	18.5%	17.1%	20.0%	17.2%	16.3%	15.0%	15.2%	16.1%
TOTAL SEGMENT OPERATING EARNINGS MARGIN %	23.2%	16.9%	10.4%	8.9%	20.3%	23.1%	17.7%	13.5%	11.6%	18.8%	23.8%	16.9%	11.7%	10.1%	19.6%	22.7%	15.9%	16.1%

(1) Segment Operating Earnings margin %'s for Other (which includes consulting solutions, pre-commercial programs, pharmaceuticals, and non-aligned businesses) are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 35 4/26/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

Reconciliation of Segment Operating Earnings and Operating Earnings EPS excluding the impact of currency (Non-GAAP)

Segment operating earnings and operating earnings per share excluding the impact of currency assumes current operating earnings results using foreign currency exchange rates in effect for the comparable prior-year period.

	Three months ended March 31, 2015	Three months ended March 31, 2016			
	Segment Operating Earnings	Segment Operating Earnings	Impact of Currency	Segment Operating Earnings excluding currency (Non-GAAP)	% Change
Agriculture	$ 1,138	$ 1,101	$ (83)	$ 1,184	4%
Electronics & Communications	79	59	-	59	-25%
Industrial Biosciences	54	63	(1)	64	19%
Nutrition & Health	86	104	(3)	107	24%
Performance Materials	317	273	(19)	292	-8%
Protection Solutions	167	176	(6)	182	9%
Other	(31)	(59)	(1)	(58)	-87%
Total Segment Operating Earnings	$ 1,810	$ 1,717	$ (113)	$ 1,830	1%

	Three months ended March 31, 2015	Three months ended March 31, 2016			
	Operating Earnings per share (Non-GAAP) (1)	Operating Earnings per share (Non-GAAP) (1)	Impact of Currency	Operating Earnings per share excluding currency (Non-GAAP)	% Change
Operating Earnings per share (Non-GAAP)(1)	$ 1.26	$ 1.26	$ (0.10)	$ 1.36	8%

(1) See page 33 for reconciliation of operating earnings per share.

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 36 4/26/2016

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 37 4/26/2016 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES As Reported (GAAP) Less: Significant Items(1) Less: Non- Operating Pension/OPEB Costs Operating costs (Non-GAAP) As Reported (GAAP) Less: Significant Items(1) Less: Non- Operating Pension/OPEB Costs Operating costs (Non-GAAP) Other operating charges 185 (23) - 208 148 (23) - 171 Selling, general and administrative expenses 1,128 24 30 1,074 1,220 - 34 1,186 Research and development expense 418 - 11 407 479 - 13 466 Total 1,731 1 41 1,689 1,847 (23) 47 1,823 (1) Further information regarding significant items is included in our Quarterly Earnings Release financials. RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED) (dollars in millions) Three months ended March 31, 2016 Three months ended March 31, 2015 Reconciliation of Operating Costs to Consolidated Income Statement Line Items Operating costs is defined as other operating charges, selling, general and administrative expenses, and research and development costs, excluding significant items and non- operating pension/OPEB costs.

1Q16 Supplemental Financial Data and Non-GAAP Reconciliations 38 4/26/2016 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES 2016 2015 2016 Outlook1 2015 Actual Effective income tax rate 24.8% 34.2% 23.8% 26.9% Significant items effect and non-operating pension/OPEB costs effect (3.4%) (1.7%) (0.9%) 0.2% 21.4% 32.5% 22.9% 27.1% Exchange gains (losses) effect2 2.7% (10.5%) 1.1% (5.8%) Base income tax rate from continuing operations 24.1% 22.0% 24.00% 21.3% (1) Represents the company's anticipated full year tax rates for 2016. (2) The company does not forecast the impact of exchange gains (losses) on the projected tax rate. Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs Three months ended March 31, RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE (UNAUDITED) Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items and non-operating pension/OPEB costs. Year ended December 31,

APPENDIX 2: DOWDUPONT MERGER OF EQUALS 4/25/2016

Significant Progress on Execution of Planned Merger of Equals

4Q15 | **2016** | **2017-2018**

- **Signed** *12/11/15*
- **Hart-Scott-Rodino Filing** Filed on **1/27/16**
- **S-4 Filing** First draft **3/1/16;** Amend No.1 **4/18/16**
- **ROW Competition Filings** 1Q16/2Q16 **In process**
- **Shareholder Vote** Jun/Jul pending S-4 becoming effective
- **Close** 2H16
- **Stand Up SpinCos**[1]
- **Complete Spins**[1]

Drive close of transaction → CLOSE

Prepare to operate MergeCo → Operation of public MergeCo

Plan to operate three business portfolios & ensure synergy capture → Capture >$3B of cost synergies → Achieve 100% run-rate <24 mo. after close

Prepare for intended spins → Spin as soon as possible

Each Company's Planning Teams are Making Progress to Expedite Synergy Capture Upon Merger Closing; Carve-out Financial Work Underway

1. Subject to DowDuPont Board Approval

40

We are Taking a Joint Approach to Integration JOINT INTEGRATION MANAGEMENT OFFICE Provide guidance and support to both the businesses and functions of Dow and DuPont in preparation for Day 1 of the combined company and in standing up the intended three strong, independent companies thereafter. Master Planning Architect integration and coordinate Day One planning Change Management & Communications Support change management and design communication programs Value Capture Planning Deliver $3B+ of synergies Organization Design Guidance Support each SpinCo to build an organization tailored to its strategy Steering Committee Accountable to shareholders to deliver value from the merge/spin according to the merger agreement Ed Breen, Chairman & CEO Stacy Fox, SVP & General Counsel Nick Fanandakis, EVP & CFO Rick Olson, SVP - Corporate Services Andrew Liveris, Chairman & CEO Charles Kalil, General Counsel & EVP Howard Ungerleider, Vice Chairman & CFO Jim Fitterling, President & COO 41

Disclaimer Important Information About the Transaction and Where to Find It 40 In connection with the proposed transaction, DowDuPont Inc. (f/k/a Diamond-Orion HoldCo, Inc.) (“DowDuPont”) has filed with the Securities and Exchange Commission (“SEC”) a preliminary registration statement on Form S-4 (File No. 333-209869) (as may be amended from time to time, the “Preliminary Registration Statement”) that includes a joint proxy statement of The Dow Chemical Company (“Dow”) and E. I. du Pont de Nemours and Company (“DuPont”) and that also will constitute a prospectus of DowDuPont. These materials are not final and may be amended. Dow, DuPont and DowDuPont may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or definitive registration statement or any other document which Dow, DuPont or DowDuPont may file with the SEC. INVESTORS AND SECURITY HOLDERS OF DOW AND DUPONT ARE URGED TO READ THE PRELIMINARY REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE VERSIONS THEREOF AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Preliminary Registration Statement and the definitive versions of these materials and other documents filed with the SEC (when available) by Dow, DuPont and DowDuPont through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Dow or DuPont at the following: Dow DuPont 2030 Dow Center 974 Centre Road Midland, MI 48674 Wilmington, DE 19805 Attention: Investor Relations Attention: Investor Relations +1 989-636-1463 +1 302-774-4994 Participants in the Solicitation Dow, DuPont, DowDuPont and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Dow’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Dow’s Form 10-K for the year ended December 31, 2015, its proxy statement filed on April 1, 2016 and the joint proxy statement/prospectus of Dow contained in the Preliminary Registration Statement, which are filed with the SEC. Information regarding DuPont’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in DuPont’s Form 10-K for the year ended December 31, 2015, its proxy statement filed on March 18, 2016 and the joint proxy statement/prospectus of DuPont contained in the Preliminary Registration Statement, which are filed with the SEC. A more complete description will be available in the definitive registration statement on Form S-4 and the joint proxy statement/prospectus. No Offer or Solicitation This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. 42

Disclaimer Cont’d Important Information About the Transaction and Where to Find It 41 Cautionary Notes on Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Dow and DuPont to integrate the business successfully and to achieve anticipated synergies, risks and costs and pursuit and/or implementation of the potential separations, including anticipated timing, any changes to the configuration of businesses included in the potential separation if implemented, (iii) the intended separation of the agriculture, material science and specialty products businesses of the combined company post-mergers in one or more tax efficient transactions on anticipated terms and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances, disruptions in the financial markets or other potential barriers, (iv) potential litigation relating to the proposed transaction that could be instituted against Dow, DuPont or their respective directors, (v) the risk that disruptions from the proposed transaction will harm Dow’s or DuPont’s business, including current plans and operations, (vi) the ability of Dow or DuPont to retain and hire key personnel, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (viii) uncertainty as to the long-term value of DowDuPont common stock, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments, (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Dow’s and/or DuPont’s financial performance, (xii) certain restrictions during the pendency of the merger that may impact Dow’s or DuPont’s ability to pursue certain business opportunities or strategic transactions and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/prospectus included in the Preliminary Registration Statement filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors presented in the Preliminary Registration Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Dow nor DuPont assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Third Party Information This website may contain or refer to news, commentary and other information relating to Dow, DuPont or DowDuPont generated by, or sourced from, persons or companies that are not affiliated with Dow, DuPont or DowDuPont. The author and source of any third party information and the date of its publication are clearly and prominently identified. Dow, DuPont and DowDuPont have neither sought nor obtained permission to use or quote such third party information. Dow, DuPont and DowDuPont have not assisted in the preparation of the third party information, cannot guarantee the accuracy, timeliness, completeness or availability of the third party information, and do not explicitly or implicitly endorse or approve such information. 43

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